UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated French Sub Plan for Restricted Units

The stockholders of Schlumberger Limited (Schlumberger N.V.), a Curaçao corporation (“Schlumberger”), approved Schlumberger’s amended and restated French Sub Plan for Restricted Units (as amended and restated, the “French Sub Plan”) at the 2018 Annual General Meeting of Stockholders of Schlumberger held on April 4, 2018 (the “Annual Meeting”). The French Sub Plan is a single sub plan established under the Schlumberger 2010 Omnibus Stock Incentive Plan (the “2010 Plan”), the Schlumberger 2013 Omnibus Stock Incentive Plan (the “2013 Plan”) and the Schlumberger 2017 Omnibus Stock Incentive Plan (the “2017 Plan,” and together with the 2010 Plan and the 2013 Plan, the “Omnibus Plans”).

Stockholder approval of the French Sub Plan is designed to qualify under the so-called “2018 Finance Law” in France, so that restricted stock units and performance stock units that Schlumberger grants under the French Sub Plan to individuals who are subject to taxation under French law (including certain grants previously approved by the Compensation Committee of Schlumberger’s Board of Directors) may qualify as “Free Share Grants,” which are subject to more favorable tax treatment. The foregoing description of the French Sub Plan is qualified in its entirety by reference to the text of the French Sub Plan, which is incorporated herein by reference as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of Schlumberger:

•	Item 1—elected all 11 director nominees;

•	Item 2—approved, on an advisory basis, Schlumberger’s executive compensation;

•	Item 3—approved Schlumberger’s consolidated balance sheet as at December 31, 2017, its consolidated statement of income for the year ended December 31, 2017, and the declarations of dividends by Schlumberger’s Board of Directors in 2017 as reflected in its 2017 Annual Report to Stockholders;

•	Item 4—ratified the appointment of PricewaterhouseCoopers LLP as the independent auditors of Schlumberger for 2018; and

•	Item 5—approved the amended and restated French Sub Plan for purposes of qualification under French laws.

The proposals are described in detail in Schlumberger’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on March 2, 2018 (the “Definitive Proxy Statement”).

The results are as follows:

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting.

	For	Against	Abstain	Broker Non-votes
Peter L.S. Currie	1,042,693,560	22,447,512	4,793,475	101,669,099
Miguel M. Galuccio	1,059,847,750	9,269,207	817,590	101,669,099
V. Maureen Kempston Darkes	1,056,493,145	11,383,693	2,057,709	101,669,099
Paal Kibsgaard	1,051,443,987	17,180,852	1,309,708	101,669,099
Nikolay Kudryavtsev	1,055,226,189	13,707,642	1,000,716	101,669,099
Helge Lund	1,063,560,047	4,440,737	1,933,763	101,669,099
Michael E. Marks	1,044,378,031	24,626,767	929,749	101,669,099
Indra K. Nooyi	1,031,172,154	36,791,919	1,970,474	101,669,099
Lubna S. Olayan	1,054,010,118	13,007,175	2,917,254	101,669,099
Leo Rafael Reif	1,038,882,891	30,133,333	918,323	101,669,099
Henri Seydoux	1,059,734,797	8,151,482	2,048,268	101,669,099

Item 2—Advisory Resolution to Approve Executive Compensation

The advisory resolution to approve Schlumberger’s executive compensation, as described in the Definitive Proxy Statement, was approved with approximately 66.2% of the votes cast at the Annual Meeting voting in favor of the advisory resolution.

For	Against	Abstain	Broker Non-votes
669,398,218	342,143,502	58,392,827	101,669,099

Item 3—Financial Statements and Dividends

The proposal to approve Schlumberger’s consolidated balance sheet as at December 31, 2017, its consolidated statement of income for the year ended December 31, 2017, and the declarations of dividends by Schlumberger’s Board of Directors in 2017 as reflected in its 2017 Annual Report to Stockholders, as described in the Definitive Proxy Statement, was approved with approximately 99.8% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,163,791,392	2,599,072	5,213,182	0

Item 4—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Schlumberger for 2018, as described in the Definitive Proxy Statement, was approved with approximately 97.9% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,145,795,084	24,527,023	1,281,539	0

Item 5— Adoption of Amended and restated French Sub Plan

The proposal to approve Schlumberger’s French Sub Plan under its Omnibus Plans for purposes of qualification under French law, as described in the Definitive Proxy Statement, was approved with approximately 97.4% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes
1,042,019,171	25,997,147	1,918,229	101,669,099

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated French Sub Plan for Restricted Units (incorporated by reference to Appendix B of Schlumberger’s Definitive Proxy Statement filed with the SEC on March 2, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Saul R. Laureles
Saul R. Laureles
Assistant Secretary

Date: April 4, 2018